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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF AMERISAFE, INC.

NAME                                                        JURISDICTION
----                                                        ------------
American Interstate Insurance Company                         Louisiana

      - American Interstate Insurance Company of Texas        Texas

      - Silver Oak Casualty, Inc.                             Louisiana

Amerisafe Risk Services, Inc.                                 Louisiana

Amerisafe General Agency, Inc.                                Louisiana